Exhibit 99.1

TEXAS PACIFIC LAND CORPORATION ANNOUNCES FOURTH QUARTER AND FULL YEAR RESULTS
Earnings Call to be held 7:30 am CT on Thursday, February 23, 2023
DALLAS, TX (February 22, 2023) – Texas Pacific Land Corporation (NYSE: TPL) (the “Company” or "TPL") today announced its financial and operating results for the fourth quarter and full year of 2022.
Fourth Quarter 2022 Highlights
•Net income of $99.7 million, or $12.95 per share (basic) and $12.94 per share (diluted)

•Revenues of $152.7 million

•Adjusted EBITDA(1) of $133.9 million

•Royalty production of 21.3 thousand barrels of oil equivalent per day

•$29.5 million of common stock repurchases

•Quarterly cash dividend of $3.00 per share paid on December 15, 2022

•As of December 31, 2022, TPL's royalty acreage had an estimated 5.0 net well permits, 7.4 net drilled but uncompleted wells, 2.3 net completed wells, and 57.7 net producing wells.

Full Year 2022 Highlights

•Net income of $446.4 million, or $57.80 per share (basic) and $57.77 per share (diluted)

•Revenues of $667.4 million

•Adjusted EBITDA(1) of $591.8 million

•Royalty production of 21.3 thousand barrels of oil equivalent per day

•$87.9 million of common stock repurchases

•$247.3 million of total cash dividends paid during 2022 (comprised of a $20.00 per share special dividend and $12.00 per share in regular dividends)

•Published annual update of Environmental, Social and Governance ("ESG") disclosure including metrics for 2021

(1) Reconciliations of Non-GAAP measures are provided in the tables below.

“For the full year 2022, TPL achieved record results across both of our operating segments, record consolidated adjusted EBITDA, and record earnings per share,” said Tyler Glover, Chief Executive Officer of the Company. “The strong performance reflects the high quality of our underlying assets, the benefits of our active management approach, and the advantages of a vertically integrated business model. We also continue to make progress towards extracting value beyond our legacy revenue streams with opportunities such as carbon capture, grid batteries, renewables, and beneficial water reuse. Looking forward to 2023, although recent commodity prices have experienced some volatility, development activity in the Permian will remain robust. TPL is well positioned to capture value and generate free cash flow, and we look forward to sustaining our positive momentum into the new year.”

Financial Results for the Fourth Quarter of 2022

The Company reported net income of $99.7 million for the fourth quarter of 2022, an increase of 26.2% compared to net income of $79.0 million for the fourth quarter of 2021.

Our total revenues increased $5.5 million for the fourth quarter of 2022 compared to the same period of 2021, largely driven by a $6.4 million land sale of 6,263 acres and a $4.6 million increase in produced water royalties, principally related to increased volumes. These increases were partially offset by a decrease of $3.6 million in water sales, principally due to a 15.2% decrease in the number of barrels of sourced and treated water sold, and a decrease of $2.9 million in oil and gas royalties. Our share of production was approximately 21.3 thousand barrels of oil equivalent ("Boe") per day for the fourth quarter of 2022 compared to 22.0 thousand Boe per day for the same period of 2021. The average realized price was $51.57 per Boe for the fourth quarter of 2022, compared to $51.53 per Boe for the comparable period of 2021. Our revenue streams are directly impacted by commodity prices and development and operating decisions made by our customers and vary as the pace of development and oil demand varies.

Our total operating expenses of $28.5 million for the fourth quarter of 2022 increased $7.2 million compared to the same period of 2021. The increase in operating expenses is principally related to an increase in share-based compensation expense driven by the graded-vesting accounting method and an increase in ad valorem taxes during the fourth quarter of 2022 compared to the same period of 2021.

Financial Results for the Year Ended December 31, 2022

The Company reported net income of $446.4 million for the year ended December 31, 2022, an increase of 65.3% compared to net income of $270.0 million for the year ended December 31, 2021.

Our total revenues increased $216.5 million for the year ended December 31, 2022 compared to the same period of 2021, largely driven by a $166.0 million increase in oil and gas royalties, a $17.0 million increase in water sales, and a $14.2 million increase in produced water royalties. Our share of production was approximately 21.3 thousand Boe per day for the year ended December 31, 2022 compared to 18.6 thousand Boe per day for the same period of 2021. The average realized price was $60.81 per Boe for the year ended December 31, 2022 compared to $44.14 per Boe for the comparable period of 2021. The increases in water sales and produced water royalties are principally due to increased volumes. Our revenue streams are directly impacted by commodity prices and development and operating decisions made by our customers and vary as the pace of development and oil demand varies.

Our total operating expenses of $105.1 million for the year ended December 31, 2022 increased $16.6 million compared to the same period of 2021. Operating expenses for 2022 increased principally as a result of the Company recording an expense of $8.7 million for ad valorem taxes. Additionally, transfer and treatment expenses have increased as water sales revenue has increased 25.0% during the year ended December 31, 2022 compared to the same period of 2021.

Quarterly Dividend Declared

On February 10, 2023, the Board declared a quarterly cash dividend of $3.25 per share, payable on March 15, 2023 to stockholders of record at the close of business on March 8, 2023.

Stock Repurchase Program

On November 1, 2022, our board of directors approved a stock repurchase program to purchase up to an aggregate of $250 million of our outstanding common stock beginning January 1, 2023.

The Company intends to purchase stock under the repurchase program opportunistically with funds generated by cash from operations. This repurchase program may be suspended from time to time, modified, extended or discontinued by the board of directors at any time. Purchases under the stock repurchase program may be made through a combination of open market repurchases in compliance with Rule 10b-18 promulgated under the Securities Exchange Act of 1934, as amended, privately negotiated transactions, and/or other transactions at the Company’s discretion, including under a Rule 10b5-1 trading plan that may be implemented by the Company, and will be subject to market conditions, applicable legal requirements and other factors.

Conference Call and Webcast Information

The Company will hold a conference call on Thursday, February 23, 2023 at 7:30 a.m. Central Time to discuss fourth quarter and year end results. A live webcast of the conference call will be available on the Investors section of the Company’s website at http://www.TexasPacific.com. To listen to the live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register and install any necessary audio software.

The conference call can also be accessed by dialing 1-877-407-4018 or 1-201-689-8471. The telephone replay can be accessed by dialing 1-844-512-2921 or 1-412-317-6671 and providing the conference ID# 13734727. The telephone replay will be available starting shortly after the call through March 9, 2023.

About Texas Pacific Land Corporation

Texas Pacific Land Corporation is one of the largest landowners in the State of Texas with approximately 874,000 acres of land in West Texas, with the majority of its ownership concentrated in the Permian Basin. The Company is not an oil and gas producer, but its surface and royalty ownership provide revenue opportunities throughout the life cycle of a well. These revenue opportunities include fixed fee payments for use of our land, revenue for sales of materials (caliche) used in the construction of infrastructure, providing sourced water and/or treated produced water, revenue from our oil and gas royalty interests, and revenues related to saltwater disposal on our land. The Company also generates revenue from pipeline, power line and utility easements, commercial leases and temporary permits related to a variety of land uses including midstream infrastructure projects and hydrocarbon processing facilities.

Visit TPL at http://www.TexasPacific.com.

Cautionary Statement Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on TPL’s beliefs, as well as assumptions made by, and information currently available to, TPL, and therefore involve risks and uncertainties that are difficult to predict. Generally, future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” and the words “believe,” “anticipate,” “continue,” “intend,” “expect” and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, references to strategies, plans, objectives, expectations, intentions, assumptions, future operations and prospects and other statements that are not historical facts. You should not place undue reliance on forward-looking statements. Although TPL believes that plans, intentions and expectations reflected in or suggested by any forward-looking statements made herein are reasonable, TPL may be unable to achieve such plans, intentions or expectations and actual results, and performance or achievements may vary materially and adversely from those envisaged in this news release due to a number of factors including, but not limited to: the potential future impact of COVID-19 on the global and U.S. economies as well as on TPL’s financial condition and business operations; the initiation or outcome of potential litigation; and any changes in general economic and/or industry specific conditions. These risks, as well as other risks associated with TPL are also more fully discussed in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. You can access TPL’s filings with the SEC through the SEC website at http://www.sec.gov and TPL strongly encourages you to do so. Except as required by applicable law, TPL undertakes no obligation to update any forward-looking statements or other statements herein for revisions or changes after this communication is made.

Contact:

Investor Relations
IR@TexasPacific.com

FINANCIAL AND OPERATIONAL RESULTS
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Our share of production volumes(1):
Oil (MBbls)	864	938	3,401	3,076
Natural gas (MMcf)	3,313	3,455	13,086	12,082
NGL (MBbls)	548	511	2,208	1,705
Equivalents (MBoe)	1,964	2,024	7,791	6,795
Equivalents per day (MBoe/d)	21.3	22.0	21.3	18.6

Oil and gas royalties (in thousands):
Oil royalties	$68,585	$66,803	$307,606	$195,710
Natural gas royalties	14,679	14,564	74,866	40,964
NGL royalties	13,432	18,266	69,962	49,794
Total oil and gas royalties	$96,696	$99,633	$452,434	$286,468

Realized prices:
Oil ($/Bbl)	$83.16	$74.60	$94.69	$66.62
Natural gas ($/Mcf)	$4.79	$4.56	$6.19	$3.67
NGL ($/Bbl)	$26.51	$38.64	$34.25	$31.56
Equivalents ($/Boe)	$51.57	$51.53	$60.81	$44.14

(1)	Term	Definition
	Bbl	One stock tank barrel of 42 U.S. gallons liquid volume used herein in reference to crude oil, condensate or NGLs.
	MBbls	One thousand barrels of crude oil, condensate or NGLs.
	MBoe	One thousand Boe.
	MBoe/d	One thousand Boe per day.
	Mcf	One thousand cubic feet of natural gas.
	MMcf	One million cubic feet of natural gas.
	NGL	Natural gas liquids. Hydrocarbons found in natural gas that may be extracted as liquefied petroleum gas and natural gasoline.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share and per share amounts) (unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Revenues:
Oil and gas royalties	$96,696	$99,633	$452,434	$286,468
Water sales	19,207	22,783	84,725	67,766
Produced water royalties	19,566	14,934	72,234	58,081
Easements and other surface-related income	10,746	9,760	48,057	37,616
Land sales and other operating revenue	6,491	68	9,972	1,027
Total revenues	152,706	147,178	667,422	450,958

Expenses:
Salaries and related employee expenses	11,732	8,220	41,402	40,012
Water service-related expenses	4,418	2,734	17,463	13,233
General and administrative expenses	3,492	3,291	13,350	11,782
Legal and professional fees	3,747	2,377	8,735	7,281
Ad valorem taxes	1,878	—	8,734	—
Land sales expenses	55	—	55	—
Depreciation, depletion and amortization	3,153	4,695	15,376	16,257
Total operating expenses	28,475	21,317	105,115	88,565

Operating income	124,231	125,861	562,307	362,393

Other income (expense), net	3,922	(300)	6,548	624
Income before income taxes	128,153	125,561	568,855	363,017
Income tax expense	28,422	46,516	122,493	93,037
Net income	$99,731	$79,045	$446,362	$269,980

Net income per share of common stock
Basic	$12.95	$10.21	$57.80	$34.83
Diluted	$12.94	$10.21	$57.77	$34.83

Weighted average number of shares of common stock outstanding
Basic	7,698,487	7,744,868	7,721,957	7,752,027
Diluted	7,705,116	7,744,977	7,726,809	7,752,054

SEGMENT OPERATING RESULTS
(dollars in thousands) (unaudited)

	Three Months Ended December 31,
	2022		2021
Revenues:
Land and resource management:
Oil and gas royalties	$96,696	64%	$99,633	68%
Easements and other surface-related income	9,841	6%	8,863	6%
Land sales and other operating revenue	6,491	4%	68	—%
Total land and resource management revenue	113,028	74%	108,564	74%

Water services and operations:
Water sales	19,207	13%	22,783	15%
Produced water royalties	19,566	13%	14,934	10%
Easements and other surface-related income	905	—%	897	1%
Total water services and operations revenue	39,678	26%	38,614	26%
Total consolidated revenues	$152,706	100%	$147,178	100%

Net income:
Land and resource management	$79,623	80%	$58,649	74%
Water services and operations	20,108	20%	20,396	26%
Total consolidated net income	$99,731	100%	$79,045	100%

	Years Ended December 31,
	2022		2021
Revenues:
Land and resource management:
Oil and gas royalties	$452,434	68%	$286,468	64%
Easements and other surface-related income	44,569	7%	32,892	7%
Land sales and other operating revenue	9,972	1%	1,027	—%
Total land and resource management revenue	506,975	76%	320,387	71%

Water services and operations:
Water sales	84,725	13%	67,766	15%
Produced water royalties	72,234	11%	58,081	13%
Easements and other surface-related income	3,488	—%	4,724	1%
Total water services and operations revenue	160,447	24%	130,571	29%
Total consolidated revenues	$667,422	100%	$450,958	100%

Net income:
Land and resource management	$365,041	82%	$208,897	77%
Water services and operations	81,321	18%	61,083	23%
Total consolidated net income	$446,362	100%	$269,980	100%

NON-GAAP PERFORMANCE MEASURES AND DEFINITIONS

In addition to amounts presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), we also present certain supplemental non-GAAP measurements. These measurements are not to be considered more relevant or accurate than the measurements presented in accordance with GAAP. In compliance with the requirements of the SEC, our non-GAAP measurements are reconciled to net income, the most directly comparable GAAP performance measure. For all non-GAAP measurements, neither the SEC nor any other regulatory body has passed judgment on these non-GAAP measurements.

EBITDA and Adjusted EBITDA

EBITDA is a non-GAAP financial measurement of earnings before interest, taxes, depreciation, depletion and amortization. Its purpose is to highlight earnings without finance, taxes, and depreciation, depletion and amortization expense, and its use is limited to specialized analysis. We calculate Adjusted EBITDA as EBITDA excluding employee share-based compensation, conversion costs related to our Corporate Reorganization, and severance costs. Its purpose is to highlight earnings without non-cash activity such as share-based compensation and/or other non-recurring or unusual items such as conversion and severance costs. We have presented EBITDA and Adjusted EBITDA because we believe that both are useful supplements to net income in analyzing operating performance.

The following table presents a reconciliation of net income to EBITDA and Adjusted EBITDA for the three months and years ended December 31, 2022 and 2021 (in thousands):

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Net income	$99,731	$79,045	$446,362	$269,980
Add:
Income tax expense	28,422	46,516	122,493	93,037
Depreciation, depletion and amortization	3,153	4,695	15,376	16,257
EBITDA	131,306	130,256	584,231	379,274
Add:
Employee share-based compensation	2,594	—	7,583	—
Conversion costs related to our corporate reorganization	—	—	—	2,026
Severance costs	—	—	—	6,680
Adjusted EBITDA	$133,900	$130,256	$591,814	$387,980